SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐   Preliminary Proxy Statement

☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒   Definitive Proxy Statement

☐   Definitive Additional Materials

☐   Soliciting Material pursuant to §240.14a-12

GOUVERNEUR BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒No fee required.

☐Fee paid previously with preliminary materials.

☐Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

January 7, 2026

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Gouverneur Bancorp, Inc. (the “Company”). The annual meeting will be conducted at the Company’s office located at 20 John Street, Gouverneur, New York 13642 on Monday, February 9, 2026 at 10:00 a.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the annual meeting. Directors and officers of the Company, as well as a representative of Bonadio & Co., LLP, the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of stockholders.

It is important that your shares of Company common stock are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to vote online or via telephone or to complete and mail a proxy card. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

Sincerely,

Stephen M. Jefferies
President and Chief Executive Officer

42 Church Street

Gouverneur, New York 13642

(315) 287-2600

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m., local time, on Monday, February 9, 2026

PLACE	The Company’s office located at 20 John Street, Gouverneur, New York 13642

ITEMS OF BUSINESS	(1) The election of three directors to serve for a term of three years;

(2) The ratification of the selection of Bonadio & Co., LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2026; and

(3) To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

The Board of Directors is not aware of any other business to come before the annual meeting.

RECORD DATE	To vote, you must have been a stockholder at the close of business on December 12, 2025.

PROXY VOTING

It is important that your shares of Company common stock be represented and voted at the meeting. You can vote your shares online or via telephone or by completing and returning a proxy card or voting instruction card. Voting instructions are printed on the notice of internet availability of proxy materials sent to you and are included in the accompanying proxy statement. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Henry J. Leader
Corporate Secretary

Gouverneur, New York
January 7, 2026

Note:	Whether or not you plan to attend the annual meeting, please vote online or via telephone or by marking, signing, dating and promptly returning a proxy card.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Gouverneur Bancorp, Inc. (the “Company”) to be used at the annual meeting of stockholders of the Company. The Company is the holding company for Gouverneur Savings and Loan Association (the “Bank”). The annual meeting will be conducted at the Company’s office located at 20 John Street, Gouverneur, New York, 13642 on Monday, February 9, 2026 at 10:00 a.m., local time.

This proxy statement and the Company’s annual report to stockholders for the year ended September 30, 2025 are available online at www.gouverneurbank.com.

VOTING AND PROXY PROCEDURE

Who Can Vote at the Meeting

You are entitled to vote your shares of Company common stock if the records of the Company show that you held your shares as of the close of business on December 12, 2025. If your shares are held in a stock brokerage account or by a bank or other nominees, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker on how to vote your shares. Your broker, bank or other nominee has enclosed a voting instruction form for you to use in directing it on how to vote your shares.

As of the close of business on December 12, 2025, 1,050,727 shares of Company common stock were outstanding and entitled to vote. Each share of Company common stock has one vote. The Company’s articles of incorporation generally provide that record holders of the Company’s common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to any vote with respect to those shares held in excess of the 10% limit. However, a majority of the Company’s disinterested directors may approve a stockholder acquiring and voting in excess of 10% of the Company’s outstanding shares before the stockholder acquires any shares in excess of the 10% limit.

Attending the Annual Meeting

If you are a stockholder as of the close of business on December 12, 2025, you may attend the annual meeting. However, if you hold your shares of Company common stock in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank, broker or other nominee are all examples of proof of ownership. If you want to vote your shares of Company common stock held in street name in person at the meeting, you will need a written proxy in your name from the broker, bank or other nominee who holds your shares.

Advance Voting Methods

Even if you plan to attend the annual meeting, please vote in advance of the meeting using any one of the following advance voting methods:

●	Visit the website listed on your proxy card to vote VIA THE INTERNET;
●	Call the telephone number on your proxy card to vote BY TELEPHONE; or
●	Complete, sign, date and return your proxy card in the enclosed envelope BY MAIL.

Vote Required

The annual meeting will be held only if there is a quorum. A majority of the outstanding shares of Company common stock entitled to vote, represented in person or by proxy, constitutes a quorum. If you return valid proxy instructions or attend the meeting in person, your shares of Company common stock will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

In voting on the election of directors, you may vote in favor of the nominees or withhold votes as to the nominees. There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes cast at the annual meeting. “Plurality” means that the nominees receiving the largest number of votes cast will be elected up to the maximum number of directors to be elected at the annual meeting. The maximum number of directors to be elected at the annual meeting is three. In the election of directors, votes that are withheld will have no effect on the outcome of the election.

In voting on the ratification of the appointment of Bonadio & Co., LLP as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal, or abstain from voting. To be approved, this proposal requires the affirmative vote of a majority of the votes cast at the annual meeting. In counting votes on this proposal, abstentions and broker non-votes will have no impact on the outcome of the proposal.

Abstentions and Broker Non-Votes

Abstentions and “broker non-votes” are not considered “votes cast” and will therefore have no effect on the outcome of any vote taken at the annual meeting. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Broker non-votes will be counted for purposes of determining the existence of a quorum.

Effect of Not Casting Your Vote

If you hold your shares of Company common stock in street name, it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1).

Current regulations restrict the ability of your bank or broker to vote your uninstructed shares in the election of directors and other matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. These are referred to as broker non-votes. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2). If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

Voting by Proxy

This proxy statement is being sent to you by the Board of Directors of the Company to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you vote online or by telephone, or if you sign, date, and return a proxy card without giving voting instructions, your shares of Company common stock will be voted as recommended by the Company’s Board of Directors.

The Board of Directors recommends that you vote:

●	“FOR” each of the nominees for director; and
●	“FOR” the ratification of the appointment of Bonadio & Co., LLP as the Company’s independent registered public accounting firm.

If any matter not described in this proxy statement is properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your shares of Company common stock may also be voted by the persons named in the proxy card on the new meeting date, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the annual meeting.

You may revoke your proxy at any time before the vote is taken at the annual meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your shares of Company common stock have been voted at the annual meeting, deliver a later-dated valid proxy or attend the meeting and vote your shares. In addition, if you voted by telephone or via the Internet, you may revoke your vote by following the instructions provided for each. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

If your shares of Company common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other nominee. If you wish to change your voting instructions after you have returned your voting instruction form to your broker, bank or other nominees, you must contact your broker, bank or other nominee.

Participants in the Bank’s Employee Stock Ownership Plan

If you are a participant in the Gouverneur Savings and Loan Association Employee Stock Ownership Plan (the “ESOP”) and shares of Company common stock held in the ESOP Trust have been allocated to your ESOP account, you will receive a voting instruction card that reflects all shares you may direct the ESOP trustee to vote under the ESOP.  The ESOP trustee is responsible for voting all of the shares of Company common stock held in the ESOP Trust, based on participant instructions. The voting instruction card enables each ESOP participant to direct the ESOP trustee how to vote the shares of Company common stock allocated to the participant’s ESOP account. Unallocated shares and allocated shares for which no timely voting instructions are received and shares of Company common stock for which a participant elected to abstain from voting, will be voted by the ESOP trustee in the same proportion on each of the proposals as the shares held by participants in the ESOP voted for and against on each proposal for which voting instructions were timely received.

CORPORATE GOVERNANCE

General

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Corporate Governance Guidelines

The Company has adopted a corporate governance policy to govern certain of its activities including, but not limited to: (1) the duties and responsibilities of each director; (2) the composition, duties and responsibilities and operation of the Board of Directors; (3) the selection of the Company’s President and Chief Executive Officer; (4) the establishment and operation of Board committees; (5) succession planning; (6) convening executive sessions of independent directors; (7) the Board of Directors’ interaction with management and third parties; (8) the distribution of Board materials in advance of meetings; (9) the review of director compensation; (10) the evaluation of the performance of the Board of Directors and of the President and Chief Executive Officer; and (11) the orientation of new directors and continuing education.

Code of Ethics

The Board of Directors of the Company has adopted a Code of Ethics for Senior Officers for the principal executive officer, principal financial officer, principal accounting officer and all persons performing similar functions. The code of ethics is designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations. The code of ethics is available on the Company’s website (www.gouverneurbank.com) under the section of the website captioned “Investor Relations.”

Insider Trading Policy

The Company’s Board of Directors has adopted an insider trading policy governing the purchase, sale, and other transactions in the Company’s securities by directors, officers and employees of the Company.  The Company believes its insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations. The Company’s insider trading policy is filed as an exhibit to our Annual Report on Form 10-K.

The Company’s insider trading policy prohibits directors and executive officers of the Company from purchasing shares of our common stock on margin, from borrowing against any account in which Company securities are held and from pledging Company securities as collateral for any loan.  An exception to this prohibition may be granted when a person wishes to pledge Company securities as collateral for a loan from a third party (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

The Company’s insider trading policy also provides that no director, officer or employee of the Company may enter into hedging or similar transactions that are designed to offset any decrease in the market value of the Company’s securities.

Board Leadership Structure

Our Board of Directors has determined that the separation of the offices of Chairman of the Board and President and Chief Executive Officer enhances Board independence and oversight. Moreover, the separation of the positions of Chairman of the Board and President and Chief Executive Officer enables the President and Chief Executive Officer to focus on his responsibilities of running, expanding and strengthening our franchise while enabling the Chairman of the Board to lead Board of Directors in its fundamental role of providing advice to and oversight of management. Consistent with this determination, Clara P. Cummings serves as Chairman of the Board and Stephen M. Jefferies serves as President and Chief Executive Officer.

Board’s Role in Risk Oversight

A fundamental part of our risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us as an enterprise. The involvement of the full Board of Directors in helping to set our business strategy is an important aspect of its assessment of management’s tolerance for risk and its determination of the appropriate level of risk for our enterprise. While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk by providing oversight of the quality and integrity of our financial reporting and internal controls, as well as our compliance with legal and regulatory requirements. Our Compensation Committee reviews our compensation policies and practices to help ensure there is a direct relationship between pay levels and corporate performance and return to stockholders.

Meetings and Committees of the Board of Directors

The Company and the Bank conduct business through meetings of their Boards of Directors and their committees. The Company’s Board of Directors held twelve regular monthly meetings and no special meetings during the fiscal year ended September 30, 2025, and the Bank’s Board of Directors held twelve regular monthly meetings and no special meetings during the fiscal year ended September 30, 2025. No director attended fewer than 75% of the total meetings of the Board of Directors of the Company and the committees on which such director served during the fiscal year ended September 30, 2025.

The following table identifies our standing committees and their members as of September 30, 2025. All members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent in accordance with the listing standards of the Nasdaq Stock Market, which we voluntarily choose to follow, and the rules and regulations of the Securities and Exchange Commission.

Nominating
and Corporate
	Audit	Compensation	Governance
Director	Committee	Committee	Committee
Clara P. Cummings	X	X*
Stephen M. Jefferies
Henry J. Leader
John N. Mason	X
David C. McClure		X
Timothy J. Monroe			X*
Duane M. Pelkey
Amy M. Rapholz	X*		X
Chad B. Soper		X	X
Number of Meetings in Fiscal 2025	2	5	4
*	Denotes committee chairperson.

Audit Committee.  The Audit Committee meets periodically with our independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters. The Board of Directors has determined that Amy M. Rapholz is an “audit committee financial expert,” as such term is defined by the rules and regulations of the Securities and Exchange Commission. Ms. Rapholz is independent under the listing standards of the Nasdaq Stock Market, which we voluntarily choose to follow. The Audit Committee acts under a written charter, a copy of which is available on the Company’s website (www.gouverneurbank.com).

Compensation Committee.  The Compensation Committee is responsible for human resource policies, salaries and benefits, incentive compensation, executive development and management succession planning. It also handles policies relating to nondiscriminatory employment practices, including those related to hiring, compensation and promotion. The Compensation Committee reviews all compensation components for our President and Chief Executive Officer and named executive officers, as well as reviews our executive and employee compensation programs and director compensation. The committee considers our financial performance, stockholder return, competitive market values, and the compensation of our President and Chief Executive Officer and named executive officers over recent years when determining appropriate compensation for the President and Chief Executive Officer and our named executive officers. In setting executive compensation, the committee ensures that a significant portion of compensation is connected to and aligned with the long-term interest of stockholders. In its oversight of employee compensation programs, prior to making its recommendation to the Board of Directors, the Compensation Committee reviews recommendations from the President and Chief Executive Officer and other applicable executive officers. Decisions by the Compensation Committee with respect to the compensation levels are approved by the full Board of directors. The Compensation Committee acts under a written charter, a copy of which is available on the Company’s website (www.gouverneurbank.com).

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for the annual selection of the Board of Directors’ nominees for election as directors and developing and implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to the Company’s corporate governance policy. The Nominating and Corporate Governance Committee acts under a written charter, a copy of which is available on the Company’s website (www.gouverneurbank.com).

Minimum Qualifications for Directors. The Nominating and Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First, a candidate must meet the eligibility requirements set forth in the Company’s Bylaws, which include an age limitation, a stock ownership requirement and a requirement that the candidate have not been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

The Nominating and Corporate Governance Committee will consider the following criteria in selecting nominees: contributions to the range of talent, skill and expertise appropriate for the Board; financial, regulatory and business experience; knowledge of the banking and financial services industries; familiarity with the operations of public companies and ability to read and understand financial statements; familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations; personal and professional integrity, honesty and reputation; ability to represent the best interests of the stockholders of the Company and the best interests of the Bank; ability to devote sufficient time and energy to the performance of his or her duties; independence; current equity holdings in the Company; and any other factors the Nominating and Corporate Governance Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations. In its consideration of diversity, the Nominating and Corporate Governance Committee seeks to create a Board that is strong in its collective knowledge and that has a diverse set of skills and experience with respect to management and leadership, vision and strategy, accounting and finance, business operations and judgment, industry knowledge and corporate governance.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Nominating and Corporate Governance Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Director Nomination Process. The process that the Nominating and Corporate Governance Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

For purposes of identifying nominees for the Board of Directors, the Nominating and Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as their knowledge of members of the communities served by the Bank. The Nominating and Corporate Governance Committee also will consider director candidates recommended by stockholders in accordance with the policy and procedures set forth below. The Nominating and Corporate Governance Committee has not previously used an independent search firm to identify nominees.

In evaluating potential nominees, the Nominating and Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Nominating and Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominees and the contributions he or she would make to the Board.

Consideration of Recommendations by Stockholders. It is the policy of the Nominating and Corporate Governance Committee to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders. To submit a recommendation for a director candidate to the Nominating and Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;
2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;
3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;
4.	As to the stockholder making the recommendation, the name and address, as they appear on the Company’s books, of such stockholder; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and
5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nominating and Corporate Governance Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Attendance at the Annual Meeting

The Board of Directors encourages directors to attend the Company’s annual meetings of stockholders. All of the Company’s directors serving on the Board of Directors at such time attended the Company’s 2025 annual meeting of stockholders.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of Directors of the Company is comprised of nine individuals who are elected for terms of three years, approximately one-third of whom are elected annually. All of our directors are independent under the listing requirements of the Nasdaq Stock Market, Inc., which we voluntarily choose to follow, except for Stephen M. Jefferies, who currently serves as the Company’s President and Chief Executive Officer. In determining the independence of our directors, the Board of Directors considered transactions, relationships or arrangements between us and our directors, including lending relationships, that are not required to be reported under “Other Information— Transactions With Related Persons” below, including loans and deposit accounts that our directors maintain at the Bank.

At the annual meeting, stockholders will elect three directors to each serve a term of three years. The nominees for election to serve a three-year term are Henry J. Leader, Duane M. Pelkey and Chad B. Soper, each of whom are current directors of the Company and the Bank.

Unless you indicate on your proxy card that your shares should not be voted for certain directors, the Board of Directors intends that the proxies solicited by it will be voted for the election of all of the Board’s nominees. If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

Information regarding the nominees and the directors of the Company continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated for each individual is as of September 30, 2025 and the indicated period of service as a director includes service as a director of the Bank. Based on their respective experiences, qualifications, attributes, and skills set forth below, the Board of Directors has determined that each current director and nominee should serve as a director.

The Board of Directors recommends that you vote “FOR” the election of all nominees.

Nominees for Election as Directors

Nominees for a Three-Year Term:

Henry J. Leader has been a Partner in Case & Leader LLP, a law firm in Gouverneur, New York, since 1988. He has been Secretary of the Company since its formation and been Secretary of the Bank since 2010. Mr. Leader is a member of the Gouverneur Foundation Board and serves as legal counsel to several Towns and Villages in Jefferson and St. Lawrence Counties. Mr. Leader serves as local attorney for the Gouverneur Central School District and several local corporate entities. He is an ordained Deacon with the Roman Catholic Diocese of Ogdensburg and serves the parish of St. James Church in Gouverneur. Mr. Leader’s extensive legal experience provides the Board of Directors with valuable experience regarding legal matters associated with our operations. Age 63. Director since 2009.

Duane M. Pelkey has over 35 years of experience in finance and banking management.  A retired Senior Commercial Loan Officer from Community Bank, N.A. he has also owned and operated two retail frozen dessert businesses in Potsdam, New York until 2023.  Until recently Mr. Pelkey was the sole proprietor of Key Strategies Consulting assisting small businesses.  An active Rotarian in Potsdam, New York he has been awarded two Paul Harris Fellowships and has served as the Club’s President three times over the years.  Mr. Pelkey is active in the Diocese of Ogdensburg’s Formation for Ministry Program while assisting his local parish and also serves on the Board of Directors of Hospice of St. Lawrence Valley for which he is a member of their Finance Committee.  Mr. Pelkey has extensive ties to our market area as well as valuable business and leadership experience that he brings to our Board of Directors. Age 60. Director since 2025.

Chad B. Soper is President and owner of Cooke Sand & Gravel, Inc., with over thirty-five years of experience in the mining and concrete industry. He served as Vice President of Cooke Sand & Gravel, Inc. from 1984 to 2004, when he became President. As a result of his local business operations, Mr. Soper has extensive ties to our market area, as well as valuable business and leadership experience that he brings to the Board of Directors. Age 59. Director since 2015.

Directors Continuing in Office

The following directors have terms ending in 2027:

Clara P. Cummings serves as Chair of our Board of Directors. Mrs. Cummings graduated from Clarkson University with a Bachelor of Science in Accounting and a Master of Science in Teaching from SUNY Potsdam. She was hired as an accountant at Zinc Corporation of America in 1997, continued with St. Lawrence Zinc Corporation in 2006 and upon revitalization of the mine in 2017, was named Human Resource Director of Empire State Mines, LLC. An active member of the community, Mrs. Cummings serves as a Parish Council Member at St. James Parish, a Member of the St. Lawrence County Workforce Development Board, a Member of the Gouverneur Area Development Corporation, and a member of the Gouverneur Hospital Auxiliary. Mrs. Cummings has extensive ties to our market area, as well as valuable business and leadership experience that she brings to the Board of Directors. Age 50. Director since 2021.

John N. Mason has owned and operated a residential plumbing business, John N. Mason Plumbing, since 1987 and, in 2014, Mr. Mason retired as a corrections officer after 25 years of service with the New York State Department of Corrections. Prior to joining the Board of Directors in 2022, Mr. Mason served as a director of Citizens Bank of Cape Vincent until its merger with the Bank on September 16, 2022. Mr. Mason has extensive ties to our market area, as well as valuable business and leadership experience that he brings to the Board of Directors. Age 59. Director since 2022.

Timothy J. Monroe is a veterinarian in private practice in Gouverneur, New York and the proprietor of the Northland Veterinary Hospital in Gouverneur, New York. Dr. Monroe served as the Chairman of our Board of Directors from March 2015 to February 2017. Dr. Monroe was an elected Councilman for the Town of Gouverneur for twenty-four years, has served as a board member of Gouverneur EJ Noble Hospital, and was a member of the board of directors of a local public television station. Dr. Monroe also served as a member of the St. Lawrence County Board of Health and as a trustee and parish council member of the St. James Church in Gouverneur. Dr. Monroe has extensive ties to our market area, as well as valuable business and leadership experience that he brings to the Board of Directors. Age 73. Director since 1999.

The following directors have terms ending in 2028:

Stephen M. Jefferies has served as President and Chief Executive Officer of the Company and the Bank since September 2025. Since starting his career in 1986 as a management trainee at a regional bank in Florida, he has progressed through ever-increasing roles and responsibilities.  These roles have included starting a de novo bank in Clearwater, Florida and acting as Chief Lending Officer for a $1.5 billion financial institution in Albuquerque, New Mexico.  Prior to joining GS&L, he served as President and Chief Executive Officer of Community Bank & Trust, located in LaGrange, Georgia, from March 2022 to April 2025. Mr. Jefferies was also the Chief Lending Officer at U.S. Eagle Federal Credit Union, located in Albuquerque, New Mexico, from April 2017 to March 2022, and served as Senior Vice President and Chief Lending Officer of Flagship Community Bank, located in Clearwater, Florida, from June 2005 to April 2017.  Mr. Jefferies also served in various roles at other financial institutions from July 1986 to June 2005. During his career, he has served as a Board member for numerous community organizations, including acting as Treasurer for the YMCA of the Suncoast (Florida) for over 20 years.  Mr. Jefferies brings a wealth of banking and leadership experience to the Board of Directors. Age 61. Director since 2025.

David C. McClure served as a Vice President of KPH Healthcare Services in various capacities beginning in 1993, becoming Vice President of Real Estate in 2008 and Executive Vice President for the company in 2022. After more than three decades of dedicated service, he retired from his executive role at KPH Healthcare Services in October 2025. Mr. McClure has been a member of the board of directors of KPH Healthcare since 1993 and continues to serve in that capacity and is also currently President of the Kinney Drugs Foundation. He is a past member of the Gouverneur EJ Noble Hospital board of trustees. Through his long-standing leadership and local business operations, Mr. McClure has developed extensive ties to our market area and brings valuable business and leadership experience to the Board of Directors. Age 66. Director since 2016.

Amy M. Rapholz has been a senior accountant with the accounting firm of Stackel & Navarra, CPA PC in Watertown, New York since 2015. In 1984, Ms. Rapholz joined the accounting firm of Robb, Dowling and Adams in Watertown, New York, which later became Morrow & Poulsen and then Poulsen & Podvin. In January of 2014 the firm merged with Bowers and Company PLLC located in Syracuse, New York. Ms. Rapholz left the firm in February 2015 to begin her current role as a senior accountant at Stackel & Navarra, CPA PC. As a senior accountant, Ms. Rapholz provides the Board of Directors with significant experience regarding financial and accounting matters. Age 61. Director since 2019.

Executive Officers Who Are Not Also Directors

Below is information regarding our executive officers who are not also a director. Each executive officer has held his or her current position for the period indicated below. Ages presented are as of September 30, 2025.

James D. Campanaro has served as the Vice President and Chief Financial Officer of the Company and Bank since May 2024. In December 2024, he was appointed President and Chief Executive Officer of GS&L Municipal Bank. He began his career at the Bank in January 2017 as an accountant and advanced to senior accountant by June 2022. In December 2023, he was promoted to Vice President of Accounting. Mr. Campanaro holds a Bachelor's degree in Accounting and an MBA in Accounting from Alfred University, where he was inducted into the Pacioli Honor Society in Accounting. He earned the Certified Management Accountant (CMA) designation in July 2021 and the Certified in Strategy and Competitive Analysis (CSCA) certification in November 2021, both from the Institute of Management Accountants (IMA). He is an active member of the IMA and the Financial Managers Society (FMS), demonstrating his dedication to financial management and strategic analysis. Age 31.

Sadie M. Hall was hired as an accountant with the Bank in September 2012 and was named Compliance Officer and Assistant Vice President in February 2015. Mrs. Hall was also named Vice President in January 2021 and, in December 2023, was also appointed to serve as Chief Operating Officer of the Company and the Bank effective as of January 3, 2024. She earned the Certified Regulatory Compliance Manager designation in May 2018 also currently serves as the BSA/OFAC Officer for the Bank. Mrs. Hall is a member of the Clifton Fine Hospital board and the Samaritan Medical Center Board of Trustees. In addition, Mrs. Hall is part owner of AJs Portables LLC in Lisbon, New York. Age 35.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Bonadio & Co., LLP to be the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2026, subject to ratification by stockholders. A representative of Bonadio & Co., LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the votes cast at the annual meeting, the Audit Committee will consider other independent registered public accounting firms. In addition, if the ratification of the independent registered public accounting firm is approved by stockholders at the annual meeting, the Audit Committee may also consider other independent registered public accounting firms in the future if it determines that such consideration is in the best interests of the Company and its stockholders.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Bonadio & Co., LLP as the Company’s independent registered public accounting firm.

Audit and Non-Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ended September 30, 2025 and 2024 for services provided by Bonadio & Co., LLP.

	2025	2024
Audit Fees (1)	$109,348	$102,253
Audit-Related Fees	4,000	—
Tax Fees (2)	33,150	20,025
All Other Fees	—	—
(1)	Includes fees billed for professional services rendered for the audit of the Company’s annual consolidated financial statements, review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q and services that are normally provided by Bonadio & Co., LLP in connection with statutory and regulatory filings and engagements.
(2)	Includes fees billed for professional services rendered for tax compliance.

Pre-Approval of Services by the Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chair when necessary, with subsequent reporting to the Audit Committee. The independent registered public accountants and management are required to report to the Audit Committee quarterly regarding the extent of services provided by the independent registered public accountants in accordance with this pre-approval policy, and the fees for the services performed to date.

During the year ended September 30, 2025, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

Audit Committee Report

The Company’s management is responsible for the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal control over financial reporting on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm all communications required by generally accepted accounting standards.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with the independent registered public accounting firm the accounting firm’s independence from the Company and its management. In concluding that the accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the independent registered public accounting firm were compatible with their independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for the audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting process.

In performing all these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in its report, expresses an opinion on the conformity of the Company’s consolidated financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s consolidated financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that the Company’s independent registered public accounting firm is in fact “independent.”

Audit Committee of the Board of Directors of

Gouverneur Bancorp, Inc.

Amy M. Rapholz (Chair)

Clara P. Cummings

John N. Mason

EXECUTIVE COMPENSATION

Summary Compensation Table

The following information is furnished for all individuals serving as the principal executive officer of the Company, and the only other executive officers (other than the principal executive officers) whose total compensation exceeded $100,000, for the year ended September 30, 2025. These individuals, together with the principal executive officers, are the Company’s “named executive officers.”

				Nonqualified
				Deferred
				Compensation		All Other
Name and Principal Position	Year	Salary(1)	Bonus	Earnings		Compensation (2)	Total
Stephen M. Jefferies (3)	2025	$16,723	$—	$—		$10,000	$26,723
President and Chief Executive Officer

Robert W. Barlow (4)	2025	$165,203	$—	$—		$61,636	$226,839
Former President and Chief Executive Officer	2024	$122,488	$—	$—		$—	$122,488

Charles C. Van Vleet, Jr. (5)	2025	$134,761	$10,000	$19,104	(6)	$42,462	$206,327
Former Interim President and Chief Executive Officer	2024	$206,307	$—	$—		$18,781	$225,088

James D. Campanaro	2025	$114,400	$—	$—		$14,275	$128,675
Vice President and Chief Financial Officer

Sadie M. Hall	2025	$92,231	$—	$—		$11,447	$103,678
Vice President and Chief Operating Officer / Compliance Officer

(1)	For Mr. Jefferies and Mr. Barlow, salary amounts also include fees received for service on the Company’s and Bank’s Board of Directors during the period in which they also served as President and Chief Executive Officer.
(2)	Details of the amounts reported in “All Other Compensation” for fiscal 2025 are provided in the table below. All perquisites, which, in the aggregate, were less than $10,000 for each individual were excluded from “All Other Compensation.”

			Payout for
	401 (k) Plan	ESOP	Unused
	Matching	Employer	Personal and	Moving	Severance
	Contributions	Contributions	Vacation Leave	Allowance	Payments	Total
Stephen M. Jefferies	$—	$—	$—	$10,000	$—	$10,000
Robert W. Barlow	1,047	—	22,789	—	37,800	61,636
Charles C. Van Vleet, Jr.	10,028	6,260	26,174	—	—	42,462
James D. Campanaro	10,912	3,363	—	—	—	14,275
Sadie M. Hall	8,812	2,635	—	—	—	11,447

(3)	Effective September 2, 2025, Mr. Jefferies was appointed President and Chief Executive Officer of the Company and the Bank, and as a director of the Company and the Bank.
(4)	Effective May 13, 2025, Mr. Barlow resigned as President and Chief Executive Officer of the Company and the Bank, and as a director of the Company and the Bank.
(5)	Effective December 31, 2024, Mr. Van Vleet retired as a director of the Company and the Bank. Mr. Van Vleet was appointed to assume the duties of President and Chief Executive Officer of the Company and the Bank on an interim basis effective as of May 13, 2025 while the Company undertook a search for a permanent replacement for Mr. Barlow, who resigned effective as of that same date. Mr. Van Vleet resigned from such positions on September 2, 2025, concurrent with the appointment of Mr. Jefferies as President and Chief Executive Officer of the Company and the Bank.
(6)	Consists of an annual post-retirement supplemental director retirement plan payment.

Change in Control Agreement

On October 30, 2025, the Bank entered into Change in Control Agreements (the “Agreements”) with (i) Stephen M. Jefferies, (ii) James D. Campanaro, and (iii) Sadie M. Hall (each, an “Executive”).   The Company is also a signatory to each of the Agreements, solely for purposes of guaranteeing the performance of the Bank under the Agreements. Each of the Agreements has a term of twenty-four months. Commencing on October 30, 2026, and continuing each October 30th thereafter, the term of each Agreement will extend for an additional twelve months, so that the remaining term of the Agreement is always twenty-four months, unless the Bank provides written notice of non-renewal to the Executive as required under the agreement.

Under each Agreement, in the event that the Executive’s employment is involuntarily terminated without “cause” (as defined in the Agreement), or the Executive resigns for “good reason” (as defined in the Agreement), concurrent with, or within twenty-four months after, a change in control of the Company, the Executive will be entitled to receive (i) the Executive’s earned but unpaid base salary, accrued but unused vacation leave and earned but unpaid annual bonus, through the Executive’s termination date; (ii) a lump sum cash payment equal to two times the sum of (a) the Executive’s then-current base salary and (b) the average of the cash bonuses earned by the Executive over the three years immediately preceding the change in control; and (iii) continued COBRA coverage, at the Bank’s expense, in the Bank’s health, dental and vision plans through the earlier of (a) 18 months following the date of the Executive’s termination of (b) the procurement by the Executive of such insurance coverage under another plan.

Each Agreement includes a “net after tax benefit” provision if the change in control severance benefits under the Agreement or otherwise would result in “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended. The net after tax benefit approach would reduce the Executive’s payments and benefits, if necessary, to avoid triggering an excise tax if the reduction would result in a greater after-tax amount paid compared to the payments and benefits the Executive would receive net of the excise tax if no reduction were made to the payment and benefits.

401(k) Plan

The Gouverneur Savings and Loan Association Employees’ Savings Trust (the “401(k) Plan”) is a tax-qualified defined contribution plan available to all employees of the Bank who are 21 years of age or older and have completed one year of service with the Bank. Participants may elect to make salary deferrals under the 401(k) Plan, subject to annual limitations imposed by the Internal Revenue Code. For fiscal year 2025, the Bank made safe harbor contributions under the 401(k) Plan on behalf of each eligible participant in an amount equal to 3% of each eligible participant’s base salary. In addition, the Bank offers a discretionary 401(k) match, as determined by the Board. Currently, the Bank will match employee contributions dollar-for-dollar up to 7% of each eligible participant’s base salary, with the match made on a per-pay-period basis.  Participants are permitted to direct the investment of their account balances under the 401(k) Plan among a variety of investment options. Participants may take distributions of their vested account balances following separation from service with the Bank.

Supplemental Executive Retirement Plan

The Bank maintains a supplemental executive retirement plan to provide for supplemental retirement benefits related to its 401(k) Plan. The plan provides a target benefit equal to 70% of each participant’s average annual compensation during the last three calendar years preceding his or her retirement after completing twenty years of cumulative service, offset by profit sharing and 401(k) Plan contributions. Employees partially vest after completing ten years of cumulative service. Employees may retire with full benefit at age 65 and a minimum of twenty years of service, or retire with a reduced benefit starting at age sixty-two and a minimum of ten years of service. Upon a participant’s entitlement to a benefit under the plan, the participant is paid, at the election of the participant (i) in annual installments for the greater of (a) the lifetime of the participant; or (b) a guaranteed period of 15 years from the date of commencement of benefits under the plan; or (2) in the form of an actuarial equivalent lump sum. During the fiscal year ended September 30, 2025, there were no active executives participating in the supplemental executive retirement plan.

Employee Stock Ownership Plan

The Bank maintains the ESOP for eligible Bank employees. The ESOP is a tax-qualified defined contribution plan for all employees of the Bank who are 21 years of age or older and have completed one year of service with the Bank.

Eligible employees can begin participation in the ESOP on the entry date (January 1 or July 1) that coincides or immediately follows their satisfaction of the plan’s eligibility requirements.

In connection with the Bank’s second-step conversion offering in 2023, the ESOP purchased 57,845 shares of Company common stock with the proceeds of a loan from the Company equal to 100% of the aggregate purchase price of the common stock. The ESOP trustee will be directed to repay the loan principally through the Bank’s contributions to the ESOP and, if applicable, dividends paid on common stock held by the ESOP over a 15-year loan term.

All shares of Company common stock held by the ESOP are held in a loan suspense account. Shares are released from the loan suspense account on a pro rata basis, as the Bank makes contributions to the employee stock ownership plan sufficient to repay principal and interest on the loan. As shares are released from the loan suspense account, they will be allocated among participants on the basis of each participant’s proportional share of the total compensation of all participants. Participants become fully vested in their ESOP benefits after five years of service. Participants also become fully vested in their account balances upon normal retirement, death or disability, a change in control, or the termination of the plan. Participants may generally receive distributions from the plan upon separation from service. Any unvested shares forfeited upon a participant’s termination of employment will be reallocated among the remaining participants, in accordance with the terms of the plan.

2025 Equity Incentive Plan

On February 10, 2025, the shareholders of the Company approved the Company’s 2025 Equity Incentive Plan (the “2025 Equity Incentive Plan”). The purpose of the 2025 Equity Incentive Plan is to promote the long-term growth and profitability of the Company and its subsidiaries by (i) providing employees and non-employee directors of the Company and its subsidiaries with incentives to maximize shareholder value and otherwise contribute to the success of the Company, and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility and to recognize significant contributions made by such individuals to the Company’s success.

The 2025 Equity Incentive Plan is administered by the Compensation Committee. Employees of the Company and its subsidiaries, including our named executive officers, and non-employee members of the Company’s and the Bank’s Board of Directors are eligible for selection by the Compensation Committee for the grant of awards under the 2025 Equity Incentive Plan.

The 2025 Equity Incentive Plan allows for the issuance of up to 101,230 shares of Company common stock pursuant to awards of restricted stock, restricted stock units (“RSUs”) (including performance shares and performance units), and non-qualified stock options. The Company has determined that (i) 28,923 shares may be issued as restricted stock award shares or restricted stock units, including performance shares and performance units (or 4.0% of total shares of Company common stock sold in our second-step conversion offering) and (ii) 72,307 shares may be issued as stock options (or 10.0% of total shares of Company common stock sold in our second-step conversion offering).

The minimum vesting period for each award granted under the 2025 Equity Incentive Plan must be at least one year. In addition, the minimum vesting requirement does not apply to accelerated vesting on account of retirement, death, disability, or a Change in Control of the Company as otherwise permitted by the 2025 Equity Incentive Plan.

Subject to certain exceptions, generally, if a participant ceases to perform services for the Company and its subsidiaries for any reason (i) all of the participant’s restricted stock, RSUs, performance shares, and performance units that were not vested on the date of such cessation shall be forfeited immediately upon such cessation, (ii) all of the participant’s stock options that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the stock options and (iii) all of the participant’s stock options that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation. The Compensation Committee may provide in an award agreement (or otherwise) that a participant shall be eligible for a full or prorated award upon a cessation of the participant’s service relationship due to death, disability, involuntary termination without cause, resignation for good reason or retirement. For an award subject to one or more performance objectives, the Compensation Committee may provide for payment of any such full or prorated award prior to certification of such performance objectives or without regard to whether they are certified.

The Compensation Committee may, in its sole discretion, provide that any time-based vesting requirement applicable to an award under the 2025 Equity Incentive Plan shall be deemed satisfied in full in the event that a Change in Control (as defined in the 2025 Equity Incentive Plan) of the Company occurs. With respect to an award that is subject to one or more performance objectives, the Compensation Committee may, in its sole discretion, provide that in the event of a Change in Control, achievement of such performance objective shall be determined as of the effective date of the Change in Control or such performance objective shall be deemed achieved at the target level of performance.

As of September 30, 2025, none of our named executed officers had any outstanding equity awards under the 2025 Equity Incentive Plan.

Policies and Practices Related to the Grant of Certain Equity Awards

While the Company does not have formal policy or obligation that requires it to grant or award equity-based compensation on a specific date, the Compensation the Company has not granted, and does not expect to grant, any stock options to any named executive officers within four business days preceding and one business day after the filing with the Securities and Exchange Commission of any report on Form 10-K, Form 10-Q or Form 8-K that discloses material  non-public  information. The Compensation Committee and the Board of Directors do not take material non-public  information into account when determining the timing of equity awards and do not time the disclosure of material  non-public information in order to impact the value of executive compensation.

DIRECTOR COMPENSATION

Director Compensation Table

The following table sets forth the compensation received by non-employee directors for their service on our Board of Directors during the fiscal year ended September 30, 2025. The table excludes perquisites, which did not exceed $10,000 in the aggregate for any director during fiscal 2025.

	Fees Earned or	Stock Awards	Option Awards
Director	Paid in Cash	($)(1)(2)	($)(1)(3)	Total
Clara P. Cummings	$33,650	$15,116	$10,306	$59,071
Henry J. Leader	30,000	15,128	10,306	55,434
John N. Mason	30,750	15,116	10,306	56,171
David C. McClure	32,200	15,128	10,306	57,634
Timothy J. Monroe	30,750	15,128	10,306	56,184
Duane M. Pelkey	2,300	—	—	2,300
Amy M. Rapholz	33,300	15,116	10,306	58,721
Chad B. Soper	31,500	15,128	10,306	56,934
Charles C. Van Vleet, Jr. (4)	7,500	—	—	7,500
(1)	The 2025 Equity Incentive Plan, as approved by our stockholders, provided for self-executing grants of restricted stock and nonqualified stock options to each of our non-employee directors, other than Mr. Pelkey and Mr. Van Vleet who were not directors on the eligibility date, effective as of February 11, 2025. On that date, (i) Ms. Cummings, Mr. Mason and Ms. Rapholz each received 1,239 shares of restricted stock and 2,712 nonqualified stock options and (ii) Mr. Leader, Mr. McClure, Mr. Monroe and Mr. Soper each received 1,240 shares of restricted stock and 2,712 nonqualified stock options, all of which awards vest in five equal annual installments commencing on February 11, 2026.
(2)	Reflects the grant date aggregate fair value of restricted stock awards granted in fiscal 2025 under the 2025 Equity Incentive Plan, calculated in accordance with FASB ASC Topic 718 for stock-based compensation. The amounts were calculated based on the Company’s stock price of $12.20 on the date of grant, which was February 11, 2025.
(3)	Reflects the grant date aggregate fair value of stock options granted in fiscal 2025 under the 2025 Equity Incentive Plan, calculated in accordance with FASB 718 for stock-based compensation based upon a fair value $3.80 for each option using the Black- Scholes option pricing model. For further information on the assumptions used to compute fair value, see note 12 to the notes to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2025. The actual value, if any, realized by any non-employee director from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by any non-employee director will be at or near the value estimated above.
(4)	Effective March 27, 2024, Mr. Van Vleet retired as President and Chief Executive Officer of the Company and the Bank. Following his retirement, Mr. Van Vleet continued to serve as a non-employee director of the Company and the Bank until he also retired as a director effective December 31, 2024. Mr. Van Vleet was appointed to assume the duties of President and Chief Executive Officer of the Company and the Bank on an interim basis effective as of May 13, 2025 while we undertook a search for a permanent replacement for our former President and Chief Executive Officer, who resigned effective as of that same date. The table above reflects fees paid to Mr. Van Vleet during the time in which he served as a non-employee director during the fiscal year ended September 30, 2025. There were no director fees paid to Mr. Van Vleet during the time in which he served as Interim President and Chief Executive Officer during fiscal 2025.

Director Board Fees

Directors of the Bank receive an annual retainer of $9,000, plus (i) $750 for each regular monthly meeting of the Board of Directors of the Bank that they attend and (ii) $150 for each committee and quarterly ALCO meeting of the Board of Directors of the Bank that they attend. Directors may elect to defer their Board compensation under the Gouverneur Savings and Loan Association Voluntary Deferred Compensation Plan. Directors of the Company receive an annual retainer of $4,800, plus (i) $400 for each regular monthly meeting of the Board of Directors of the Company that they attend and (ii) $150 for each annual meeting of the Board of Directors meeting that they attend.

Deferred Compensation Plan for Directors

The Gouverneur Savings and Loan Association Voluntary Deferred Compensation Plan provides directors with the opportunity to defer all or part of their annual compensation for service on the Board of Directors of the Bank. Currently, Mr. McClure and Mrs. Cummings are deferring Board fees through this plan. Under the plan, deferred Board fees are held in an individual account for each plan participant and invested in a variety of mutual funds offered by RBC Wealth Management. Amounts deferred under this plan are distributed at a time and manner determined by each participant, except for certain specified payment dates upon a participant’s termination as a director or upon reaching a certain age. The plan also provides methods of distribution in the event of the death of a participant or a hardship faced by a participant (e.g. financial difficulty resulting from a sudden illness), as well as upon a change in control of the Bank.

Director Retirement Plan

The Gouverneur Savings and Loan Association Directors’ Retirement Plan provides a target benefit equal to 70% of each director’s average annual Bank Board fees for the last three calendar years preceding his or her retirement. Directors may retire with a full benefit at age seventy and ten years of service, or retire with a reduced benefit starting at age sixty-five with ten years of service. Upon a participant’s entitlement to benefit under this plan, the participant (or his or her designated beneficiary) shall be paid in the form of a single life annuity with 10 annual payments guaranteed. Currently, Messrs. Leader, McClure, Monroe, and Soper and Ms. Rapholz participate in this plan.

SECURITY OWNERSHIP

The following table provides information as of December 12, 2025 about the persons known to the Company to be the beneficial owners of more than 5% of its outstanding common stock.  A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

	Number of Shares		Percent of Common
Name and Address	Owned		Stock Outstanding (1)
Exploration Capital, LLC	110,500	(2)	10.5%
Stephen L. Gustin
650 South Main Street
Salt Lake City, Utah 84101

Minerva Advisors LLC	78,421	(3)	7.5%
Minerva Group, LP
Minerva GP, LP
Minerva GP, Inc.
David P. Cohen
50 Monument Road, Suite 201
Bala Cynwyd, Pennsylvania 19004

A.M. Propp	70,000	(4)	6.7%
366 Eagle Drive
Jupiter, Florida 33477

Oppenheimer-Spence Financial Services Partnership, LP	60,823	(5)	5.8%
Oppvest, LLC
Carl K. Oppenheimer
119 West 57th Street, Suite 1515
New York, New York 10019

Gouverneur Savings and Loan Association Employee Stock Ownership Plan	57,845		5.5%
42 Church Street
Gouverneur, New York 13642
(1)	Based on 1,050,727 shares of Company common stock outstanding and entitled to vote as of December 12, 2025.
(2)	Based on a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on April 4, 2025.
(3)	Based on a Schedule 13G filed with the U.S. Securities and Exchange Commission on January 9, 2024.
(4)	Based on a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on April 24, 2025.
(5)	Based on a Schedule 13G filed with the U.S. Securities and Exchange Commission on January 24, 2024.

The following table provides information as of December 12, 2025 about the shares of Company common stock that may be considered to be beneficially owned by each director or nominee for director of the Company, by the current executive officers of the Company, and all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock (i) over which he or she has directly or indirectly, sole or shared voting or investment power or (ii) which he or she has a right to acquire beneficial ownership of at any time within 60 days from December 12, 2025. Unless otherwise indicated, none of the shares listed are pledged as security and each of the listed individuals has sole voting and investment power with respect to the shares shown. As of December 12, 2025, Mr. Leader beneficially owned 1.1% of the Company’s outstanding shares of common stock and the number of shares beneficially owned by all directors and executive officers as a group totaled 5.4% of our outstanding shares.

Number of Shares
Name	Owned (1)
Directors:
Clara P. Cummings	4,914
Stephen M. Jefferies	—
Henry J. Leader	11,233
John N. Mason	4,239
David C. McClure	5,805
Timothy J. Monroe	9,574
Duane M. Pelkey	5,000
Amy M. Rapholz	1,977
Chad B. Soper	4,893

Executive Officers Who Are Not Directors:
James D. Campanaro	4,892
Sadie M. Hall	4,435

All Directors and Executive Officers as a Group (11 persons)	56,962

(1)	Includes 392 and 335 shares allocated under the Bank’s employee stock ownership plan for Mr. Campanaro and Ms. Hall, respectively.

OTHER INFORMATION

Policies and Procedures for Approval of Related Person Transactions

The Board has adopted a written policy and set of procedures for the review, approval or ratification of transactions that could potentially be required to be reported under the SEC rules for disclosure of transactions in which related persons have a direct or indirect material interest. Under the policy, related persons consist of directors, director nominees, executive officers, persons, or entities known to us to be the beneficial owner of more than five percent of any outstanding class of the voting securities of the Company, or immediate family members or certain affiliated entities of any of the foregoing persons.

Transactions covered by the policy consists of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:

●	The aggregate amount involved will or may be expected to exceed $120,000 in any calendar year;
●	The Company is, will, or may be expected to be a participant; and
●	Any related person has or will have a direct or indirect material interest.

The policy excludes certain transactions, including:

●	Any compensation paid to an executive officer of the Company if the Compensation Committee of the Board approved (or recommended that the Board approve) such compensation;
●	Any compensation paid to a director of the Company if the Board or an authorized committee of the Board approved such compensation; and
●	Any transaction with a related person involving consumer and investor financial products and services provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to the Company’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002).

Related person transactions will be approved or ratified by the Audit Committee. In determining whether to approve or ratify a related person transaction, the Audit Committee will consider all relevant factors, including:

●	Whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;
●	The size of the transaction and the amount of consideration payable to the related person;
●	The nature of the interest of the related person;
●	Whether the transaction may involve a conflict of interest; and
●	Whether the transaction involves the provision of goods and services to the Company that are available from unaffiliated third parties.

A member of the Audit Committee who has an interest in the transaction will abstain from voting on approval of the transaction, but may, if so requested by the Chair of the Audit Committee, participate in some or all of the discussion.

Transactions with Related Persons

Loans and Extensions of Credit.  Federal law generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from the prohibition for loans made by federally insured financial institutions, such as the Bank, to their executive officers and directors in compliance with federal banking regulations. At September 30, 2025, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. At September 30, 2025, these loans were performing in accordance with their original repayment terms and were in compliance with federal banking regulations.

Other Transactions.  Neither the Company nor the Bank has entered into any other transactions since October 1, 2024 in which the amount involved exceeded $120,000 and in which any related persons had or will have a direct or indirect material interest.

Stockholder Proposals and Nominations

The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than September 9, 2026. If next year’s annual meeting is held on a date more than 30 calendar days from February 9, 2027, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Bylaws provide that a person may not be nominated for election as a director of the Company unless that person is nominated by or at the direction of the Company’s Board of Directors or by a stockholder who has given appropriate notice to the Company before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given the Company appropriate notice of their intention to bring that business before the meeting. The Company’s secretary must receive notice of the nomination or proposal not less than 90 days before the annual meeting; provided, however, that if less than 100 days’ notice of prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder who desires to raise new business must provide certain information to the Company concerning the nature of the new business, the stockholder, the stockholder’s ownership in the Company and the stockholder’s interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide the Company with certain information concerning the nominee and the proposing stockholder. A copy of the Company’s Bylaws may be obtained from the Company.

Additionally, to comply with the universal proxy rules for our fiscal 2026 annual meeting of stockholders, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than December 11, 2026.

Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors. Stockholders who wish to communicate with the Board of Directors or an individual director should send their communications to the care of Henry J. Leader, Corporate Secretary, Gouverneur Bancorp, Inc., 42 Church Street, Gouverneur, New York 13642. Communications regarding financial or accounting policies should be sent to the attention of the Chairperson of the Audit Committee.

Miscellaneous

The Company’s annual report to stockholders for the fiscal year ended September 30, 2025 has been included with this proxy statement. Any stockholder who has not received a copy of the annual report may obtain a copy by writing to the Corporate Secretary of the Company. The annual report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

The Company will pay the cost of this proxy solicitation and will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone but will not receive additional compensation for these activities.

To further reduce costs, if you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V81793-P40176 ! ! ! ! ! ! ! ! ! GOUVERNEUR BANCORP, INC. 1. ELECTION OF DIRECTORS THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ALL NOMINEES, AND "FOR" THE RATIFICATION OF THE INDEPENDENT ACCOUNTANTS. Three-Year Terms: 2. The ratification of the appointment of Bonadio & Co., LLP, as independent public accountants for the fiscal year ending September 30, 2026. Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. For Against Abstain For Withhold 1a. Mr. Henry J. Leader 1b. Mr. Duane M. Pelkey 1c. Mr. Chad B. Soper SCAN TO VIEW MATERIALS & VOTEw GOUVERNEUR BANCORP, INC. 42 CHURCH STREET GOUVERNEUR, NY 13642-0297 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V81794-P40176 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. REVOCABLE PROXY GOUVERNEUR BANCORP, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints the Board of Directors of Gouverneur Bancorp, Inc., or their successors in office, Proxies, each with full power of substitution, to represent and vote all stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Gouverneur Bancorp, Inc., to be held on February 9, 2026 beginning at 10:00 a.m. at the Boardroom of Gouverneur Savings and Loan Association, 20 John Street, Gouverneur, New York, or at any adjournments thereof, as indicated on this proxy card. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES, AND “FOR” THE RATIFICATION OF THE INDEPENDENT ACCOUNTANTS. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR JUDGMENT AND DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. PLEASE DATE, SIGN AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.